EXHIBIT 10.1

EXTENSION OF WARRANT AGREEMENT

December 17, 2024

THIS EXTENSION OF WARRANT AGREEMENT (this “Agreement”) is made and entered into as of December 17, 2024, by and between Clayton A. Struve (the “Holder”) and Know Labs, Inc., a Nevada corporation f/k/a Visualant, Incorporated (the “Company”).

RECITALS

WHEREAS, the Holder owns those certain warrants to purchase shares in the Company, as set forth in Schedule A attached hereto and incorporated herein by reference (the “Warrant(s)”) (capitalized terms used herein and not otherwise defined shall have the meanings set forth in the respective Warrants);

WHEREAS, the Warrants currently have varying Expiration Dates throughout 2025; and

WHEREAS, on the date first above, the Holder and the Company agreed to extend the maturity dates of certain promissory notes and debentures held by the Holder, and as consideration for such extension, the Company wishes to amend the Warrants to extend the Expiration Dates by five (5) years from the currently stated Expiration Dates, as set forth in Schedule A (the “Amended Expiration Dates”).

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree to the following.

1. Amendment of Expiration Date. The Expiration Dates of the Warrants are hereby amended to the Amended Expiration Date, upon formal approval of the Board of Directors of the Company, as set forth in Schedule A attached hereto and incorporated herein by reference.

2. Effect of Amendment. Except as specifically set forth in this Agreement, the terms of the Warrants remain in full force and effect.

3. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Company:	Holder:

KNOW LABS, INC.	CLAYTON A. STRUVE

/s/ Ronald P. Erickson	/s/ Clayton A. Struve

By:	By:
Name: Ronald P. Erickson	Clayton A. Struve
Title: Chairman and CEO

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SCHEDULE A

Warrant No./Class	Issue Date	No. Warrant Shares	Exercise Price	Current Expiration Date	Amended Expiration Date
Clayton A. Struve Warrant	08-14-2017	1,440,000	$0.25	08-13-2025	08-13-2030
Clayton A. Struve Warrant	12-12-2017	1,200,000	$0.25	12-11-2025	12-11-2030
Clayton A. Struve Warrant	08-04-2016	1,785,715	$0.25	08-04-2025	08-04-2030
Clayton A. Struve Warrant	02-28-2018	1,344,000	$0.25	02-28-2025	02-28-2030

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